Exhibit 5








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                  [LETTERHEAD OF LUSE GORMAN POMERENK & SCHICK]


(202) 274-2000

March 30, 2005

Board of Directors
Flatbush Federal Bancorp, Inc.
2146 Nostrand Avenue
Brooklyn, New York 11210

                  Re:      Flatbush Federal Bancorp, Inc.
                           Registration Statement on Form S-8

Ladies and Gentlemen:

     You have requested the opinion of this firm as to certain matters in connection with the registration of common stock, par value $0.01 per share (the "Common Stock"), of Flatbush Federal Bancorp, Inc. (the "Company") issued pursuant to the 2004 Flatbush Federal Bancorp, Inc. Incentive Stock Benefit Plan (the "Plan").

     In rendering the opinion expressed herein, we have reviewed the Certificate of Incorporation of the Company, the Plan, the Company's Registration Statement on Form S-8 (the "Form S-8"), as well as applicable statutes and regulations governing the Company. We have assumed the authenticity, accuracy and completeness of all documents in connection with the opinion expressed herein. We have also assumed the legal capacity and genuineness of the signatures of persons signing all documents in connection with which the opinions expressed herein are rendered.

     Based on the foregoing, we are of the following opinion:

     At the time of effectiveness of the Form S-8, the Common Stock of the Company, when issued in accordance with the terms and conditions of the Plan, will be legally issued, fully paid and non-assessable.

     This opinion has been prepared solely for the use of the Company in connection with the preparation and filing of the Form S-8, and should not be used for any other purpose or relied upon by any other person without the prior written consent of this firm. We hereby consent to the use of this opinion in the Form S-8.

                                            Very truly yours,

                                            /s/ Luse Gorman Pomerenk & Schick
                                            ---------------------------------
                                            Luse Gorman Pomerenk & Schick,
                                            A Professional Corporation